CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Tax-Free Income Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 27 to Registration Statement No. 2-88912 of our report dated November 11,1996 appearing in the annual report to shareholders and to the reference to us under the captions "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services" and "Financial Statements" in the Statements of Additional Information both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
January 31, 1997